Credit Suisse Small Cap Growth Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended October 31, 2006


Portfolio:			Credit Suisse Small Cap Growth Fund


Security:			EXCO RESOURCES INC.

Date Purchased:			2/8/2006


Price Per Share:		$13.00


Shares Purchased
by the Portfolio *:		3,600


Total Principal Purchased
by the Portfolio *:		$46,800.00


% of Offering Purchased
by the Portfolio:		.01%


Broker:				JP Morgan


Member:				Co-Manager


Portfolio:			Credit Suisse Small Cap Growth Fund


Security:			Complete Production

Date Purchased:			4/20/2006


Price Per Share:		$23.10


Shares Purchased
by the Portfolio *:		7,700


Total Principal Purchased
by the Portfolio *:		$177,870.00


% of Offering Purchased
by the Portfolio:		.04%


Broker:				Jefferies/UBS Warburg


Member:				Co-Manager


Portfolio:			Credit Suisse Small Cap Growth Fund


Security:			SBA Communications

Date Purchased:			5/23/2006


Price Per Share:		$21.13


Shares Purchased
by the Portfolio *:		13,600


Total Principal Purchased
by the Portfolio *:		$287,368.00


% of Offering Purchased
by the Portfolio:		.10%


Broker:				Citigroup Global Markets


Member:				Co-Manager


Portfolio:			Credit Suisse Small Cap Growth Fund


Security:			J Crew Group Inc.

Date Purchased:			6/27/2006


Price Per Share:		$20.00


Shares Purchased
by the Portfolio *:		400


Total Principal Purchased
by the Portfolio *:		$8,000.00


% of Offering Purchased
by the Portfolio:		.00%


Broker:				Goldman Sachs


Member:				Co-Manager


Portfolio:			Credit Suisse Small Cap Growth Fund


Security:			New Oriental Education

Date Purchased:			9/7/2006


Price Per Share:		$15.00


Shares Purchased
by the Portfolio *:		300


Total Principal Purchased
by the Portfolio *:		$4,500.00


% of Offering Purchased
by the Portfolio:		.00%


Broker:				Goldman Sachs


Member:				Joint Lead Manager